                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                  FORM 8-K/A


                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported) February 27, 1996
                                                        -----------------


                           REPUBLIC INDUSTRIES, INC.
                           -------------------------
             (Exact name of registrant as specified in its charter)


                                    Delaware
                                    --------
                 (State or other jurisdiction of incorporation)


                0-9787                                         73-1105145
                ------                                         ----------
              (Commission                                     (IRS Employer
              File Number)                                  Identification No.)


                  200 East Las Olas Boulevard
                          Suite 1400
                      Ft. Lauderdale, FL                    33301
          --------------------------------------------  --------------
            (Address of principal executive offices)      (Zip Code)


       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE (954) 627-6000
                                                           -------------

                                     N.A.
      -----------------------------------------------------------------------
         (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Item 2.  Acquisition or Disposition of Assets

         A.  The Denver Fire Reporter & Protective Co. and Affiliate

         On February 27, 1996, Republic Industries, Inc. (the "Registrant") acquired all of the outstanding shares of The Denver Fire Reporter & Protective Co., a Colorado corporation, and a related company affiliated by common ownership and management with The Denver Fire Reporter & Protective Co. (collectively, the "Denver Companies"), through a series of merger transactions (the "Denver Mergers"), in which two wholly-owned subsidiaries of the Registrant merged with and into the Denver Companies, and all of the issued and outstanding shares of each of the Denver Companies were exchanged for an aggregate of 1,631,752 shares of common stock, $0.01 par value per share, issued by the Registrant to the stockholder of the Denver Companies. The description contained herein of the Denver Mergers is qualified in its entirety by reference to the Merger Agreement filed as Exhibit 2.1 to the Registrant's Current Report on Form 8-K dated February 14, 1996, which is incorporated herein by reference. The Denver Mergers are being accounted for as pooling of interests business combinations.

         B.  The Schaubach Companies

         On February 29, 1996, the Registrant acquired all of the outstanding shares of Incendere, Inc., a Virginia corporation, Area Container Services, Inc., a Virginia corporation, and Smithton Sanitation Service, Inc. a North Carolina corporation, (collectively, the "Schaubach Companies"), through a series of merger transactions and a share exchange (the "Schaubach Mergers"), in which two wholly-owned subsidiaries of the Registrant merged with and into the Schaubach Companies, and all of the issued and outstanding shares of the Schaubach Companies were exchanged for an aggregate of 1,282,700 shares of common stock, $0.01 par value per share, issued by the Registrant to the stockholders of the Schaubach Companies. The description contained herein of the Schaubach Mergers is qualified in its entirety by reference to the Reorganization Agreement filed as Exhibit 2.2 to the Registrant's Current Report on Form 8-K dated February 14, 1996, which is incorporated herein by reference. The Schaubach Mergers are being accounted for as pooling of interests business combinations.

Item 5.   Other Events.

REPORTING OF CERTAIN FINANCIAL INFORMATION FOR REGISTRATION AND OTHER PURPOSES. The Registrant is filing as Exhibit 99 to this Current Report on Form 8-K the following audited supplemental consolidated financial statements which have been retroactively adjusted to reflect the mergers with the Denver Companies and the Schaubach Companies which were accounted for under the pooling of interests method of accounting and are hereby incorporated into the Registrant's Registration Statements on Form S-3, file numbers 33-61649, 33-62489, 33-63735 and 33-65289, and on Form S-8, file number 33-93742.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (a)     Financial Statements of Businesses Acquired.

                 The following Financial Statements are included herein pursuant to Item 7(a):


                 THE DENVER FIRE REPORTER & PROTECTIVE CO.
                 ------------------------------------------
                 AND AFFILIATE (The Denver Alarm Companies)
                 ------------------------------------------
                                                                                                            Page
                                                                                                            ----
                      Report of Independent Certified Public Accountants . . . . . . . . . . . .              4
                      Combined Balance Sheet as of December 31, 1995 . . . . . . . . . . . . . .              5
                      Combined Statement of Income and Retained Earnings for the Year Ended
                        December 31, 1995  . . . . . . . . . . . . . . . . . . . . . . . . . . .              6
                      Combined Statement of Cash Flows for the Year Ended
                        December 31, 1995  . . . . . . . . . . . . . . . . . . . . . . . . . . .              7
                      Notes to Combined Financial Statements . . . . . . . . . . . . . . . . . .              8

                 INCENDERE, INC. AND AFFILIATES (The Schaubach Companies)
                 ----------------------------------------------------------
                      Report of Independent Certified Public Accountants . . . . . . . . . . . .             11
                      Combined Balance Sheet as of December 31, 1995 . . . . . . . . . . . . . .             12
                      Combined Statement of Operations for the Year Ended
                        December 31, 1995  . . . . . . . . . . . . . . . . . . . . . . . . . . .             13
                      Combined Statement of Stockholders' Equity (Deficit) for the Year
                        Ended December 31, 1995  . . . . . . . . . . . . . . . . . . . . . . . .             14
                      Combined Statement of Cash Flows for the Year Ended
                        December 31, 1995  . . . . . . . . . . . . . . . . . . . . . . . . . . .             15
                      Notes to Combined Financial Statements . . . . . . . . . . . . . . . . . .             16


         (b)     Pro Forma Financial Information.

                 The following Pro Forma Financial Information is included herein pursuant to Item 7(b):
                                                                                                                Page
                                                                                                               -----
                 Unaudited Condensed Consolidated Pro Forma Financial Statements  . . . . . . . .                24
                 Unaudited Condensed Consolidated Pro Forma Statement of
                   Operations for the Nine Months Ended September 30, 1995  . . . . . . . . . . .                25
                 Unaudited Condensed Consolidated Pro Forma Statement of
                   Operations for the Year Ended December 31, 1994  . . . . . . . . . . . . . . .                26
                 Notes to Unaudited Condensed Consolidated Pro Forma
                   Financial Statements . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                27


         (c)     Exhibits.

                 The Exhibits to this Report are listed in the Exhibit Index set forth elsewhere herein.

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


To the Board of Directors and Shareholder of The Denver Fire Reporter & Protective Co.
    and Guardian Security Services, Inc.:

We have audited the accompanying combined balance sheet of The Denver Fire Reporter & Protective Co. and Guardian Security Services, Inc. (together, the "Denver Alarm Companies"; both Colorado corporations affiliated through common ownership) as of December 31, 1995, and the related combined statements of income and retained earnings and cash flows for the year then ended. These financial statements are the responsibility of the Denver Alarm Companies' management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of the Denver Alarm Companies as of December 31, 1995, and the results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles.


ARTHUR ANDERSEN LLP


Fort Lauderdale, Florida,
March 5, 1996.

                            DENVER ALARM COMPANIES

                            COMBINED BALANCE SHEET

                              DECEMBER 31, 1995


                                                          ASSETS
                                                          ------
CURRENT ASSETS:
       Cash................................................................................       $1,301,560
       Accounts receivable, net of allowance for doubtful accounts of $97,966..............        2,660,079
       Inventories.........................................................................          589,137
       Due from affiliates, net............................................................           50,299
       Other...............................................................................           61,782
                                                                                                  ----------

            Total current assets...........................................................        4,662,857
                                                                                                  ----------

PROPERTY AND EQUIPMENT, net................................................................          366,004


OTHER ASSETS...............................................................................           63,150
                                                                                                  ----------


            Total assets...................................................................       $5,092,011
                                                                                                  ==========

                              LIABILITIES AND SHAREHOLDER'S EQUITY
                              ------------------------------------

CURRENT LIABILITIES:
       Accounts payable....................................................................       $  278,971
       Accrued expenses....................................................................          693,836
       Customer deposits...................................................................           63,949
       Deferred revenue....................................................................        1,810,587
                                                                                                  ----------

            Total current liabilities......................................................        2,847,343
                                                                                                  ----------
COMMITMENTS AND CONTINGENCIES (Note 5)

SHAREHOLDER'S EQUITY (Note 4):
       Common stock........................................................................            2,590
       Additonal paid-in capital...........................................................          155,641
       Retained earnings...................................................................        2,086,437
                                                                                                  ----------

            Total shareholder's equity.....................................................        2,244,668
                                                                                                  ----------

            Total liabilities and shareholder's equity.....................................       $5,092,011
                                                                                                  ==========

            The accompanying notes to combined financial statements
                    are an integral part of this statement.

                             DENVER ALARM COMPANIES

               COMBINED STATEMENT OF INCOME AND RETAINED EARNINGS

                      FOR THE YEAR ENDED DECEMBER 31, 1995





INSTALLATION, MONITORING AND SERVICE REVENUE.................................................    $16,325,866


INSTALLATION, MONITORING AND SERVICE COST OF SALES...........................................      8,748,267
                                                                                                  ----------
        Gross margin.........................................................................      7,577,599


SELLING, GENERAL AND ADMINISTRATIVE EXPENSES.................................................      4,443,145
                                                                                                  ----------


       Income from operations................................................................      3,134,454
                                                                                                  ----------

INTEREST INCOME..............................................................................         57,778
                                                                                                  ----------

       Net income............................................................................      3,192,232

RETAINED EARNINGS, beginning of year.........................................................      2,979,205

       Less: Distributions to shareholder....................................................      4,085,000
                                                                                                  ----------


RETAINED EARNINGS, end of year...............................................................     $2,086,437
                                                                                                  ==========

UNAUDITED PRO FORMA ADJUSTMENT TO REFLECT INCOME
    TAX PROVISION ON S-CORPORATION EARNINGS (Note 1).........................................     $1,276,893
                                                                                                  ----------
       Unaudited pro forma net income (Note 1)...............................................     $1,915,339
                                                                                                  ==========

            The accompanying notes to combined financial statements
                    are an integral part of this statement.

                             DENVER ALARM COMPANIES


                        COMBINED STATEMENT OF CASH FLOWS

                      FOR THE YEAR ENDED DECEMBER 31, 1995



CASH FLOWS FROM OPERATING ACTIVITIES:
     Net income........................................................................     $ 3,192,232
     Adjustments to reconcile net income to net cash provided
       by operating activities:
       Depreciation and amortization...................................................         108,911
       Provision for doubtful accounts.................................................          92,330
       Changes in assets and liabilities-
          Increase in accounts receivable..............................................         (74,849)
          Increase in inventories......................................................         (28,848)
          Decrease in due from affiliates..............................................         547,071
          Decrease in other assets.....................................................          41,484
          Increase in accounts payable and accrued expenses............................         364,831
          Decrease in customer deposits................................................          (7,343)
          Increase in deferred revenue.................................................         173,744
                                                                                            -----------

                 Net cash provided by operating activities.............................       4,409,563
                                                                                            -----------

CASH FLOWS FROM INVESTING ACTIVITIES:
     Purchases of property and equipment...............................................        (155,168)
                                                                                            -----------

CASH FLOWS FROM FINANCING ACTIVITIES:
     Distributions to shareholder......................................................      (4,085,000)
                                                                                            -----------

NET INCREASE IN CASH...................................................................         169,395

CASH AT BEGINNING OF YEAR..............................................................       1,132,165
                                                                                            -----------

CASH AT END OF YEAR....................................................................     $ 1,301,560
                                                                                            ===========


                The accompanying notes to combined financial statements
                      are an integral part of this statement.

                             DENVER ALARM COMPANIES


                     NOTES TO COMBINED FINANCIAL STATEMENTS

                               DECEMBER 31, 1995


(1)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

      (a)  Business and Nature of Operations-

The accompanying combined financial statements include the accounts of the Denver Fire Reporter & Protective Co. and Guardian Security Services, Inc. (together, the "Companies"), which are affiliated through common ownership.

The Companies install commercial and residential security systems, access control systems and fire alarm systems and provide monitoring services primarily in the Denver, Colorado Springs and Fort Collins, Colorado metropolitan areas.

      (b)  Principles of Combination-

All material intercompany transactions between the Companies have been eliminated.

      (c)  Revenue Recognition-

Installation, monitoring and service revenue under the monitoring agreements are recognized as earned over the life of the contract.

      (d)  Allowance for Doubtful Accounts-

Amounts determined to be uncollectible by management are provided for in the financial statements in the period in which such determination is made.

      (e)  Inventories-

Inventories consist primarily of parts used in installation and servicing. Inventories are stated at the lower of cost (first-in, first-out method) or market.

      (f)  Property and Equipment-

Property and equipment are recorded at cost. Depreciation is computed using accelerated methods for all major asset classes utilizing the following useful lives:

        Buildings and improvements.......................  10-15 years
        Computers and office equipment...................      5 years
        Vehicles.........................................      5 years
        Furniture and fixtures...........................      7 years

Repair and maintenance costs are expensed as incurred.

Depreciation and amortization expense on property and equipment totaled $108,911 in 1995.

                             DENVER ALARM COMPANIES

      (g)  Income Taxes-

The Companies have elected S-Corporation status for income tax reporting purposes. Accordingly, income or loss and the related differences that arise in the recording of income and expense items for financial reporting and income tax reporting purposes are included in the individual tax returns of the shareholder. The unaudited pro forma adjustment to reflect income taxes on S-Corporation earnings included in the accompanying combined statement of income and retained earnings is for informational purposes only. Such unaudited pro forma income taxes have been provided to yield an overall estimated pro forma income tax rate of 40 percent.

      (h)  Use of Estimates-

The preparation of these financial statements required the use of certain estimates by management in determining the Companies' assets, liabilities, revenue and expenses.

(2)  PROPERTY AND EQUIPMENT, net:

Property and equipment, net, as of December 31, 1995, consist of the following:

           Vehicles........................................................    $1,020,457
           Computers and equipment.........................................       703,073
           Furniture and fixtures..........................................       776,392
           Buildings.......................................................       138,531
           Building improvements...........................................       368,408
                                                                                  -------
                                                                                3,006,861


           Less:  Accumulated depreciation and amortization................    (2,640,857)
                                                                               ----------

                                                                               $  366,004
                                                                               ==========

(3)  401(k) SAVINGS PLAN:

The Companies sponsor a 401(k) defined contribution savings plan, whereby employees may elect to make tax deferred contributions upon meeting certain age and length-of-service requirements. Substantially all employees are eligible to participate. The plan provides for an annual, discretionary employer contribution which totaled $30,000 in 1995.

(4)  SHAREHOLDER'S EQUITY:

Common stock consists of the following authorized, issued and outstanding shares as of December 31, 1995:

                                                                                       Shares Issued
                                                                         Shares            and
                       Company                                         Authorized       Outstanding      Par Value      Amount
                       -------                                         ----------      -------------     ---------      ------
                 The Denver Fire Reporter & Protective Co. .........       50,000          1,490          $1.00          $1,490
                 Guardian Security Systems, Inc. ...................    1,000,000          1,100           1.00           1,100
                                                                        ---------          -----                         ------

                                                                        1,050,000          2,590                         $2,590
                                                                        =========          =====                         ======



                            DENVER ALARM COMPANIES

(5)  RELATED PARTY TRANSACTIONS:

The Companies leased certain properties for their operations in Denver and Fort
Collins from the Companies' shareholder and certain related parties.   Rent
expense under these lease agreements totaled approximately $280,000 in 1995.

The Companies continue to rent office and warehouse space from the shareholder and certain related parties. Such rentals include monthly lease payments of $2,303 for one facility, subject to annual renewal, and a month-to-month payment of $1,000 for another facility. The Company also utilizes space in two other facilities owned by the Companies' shareholder. There is no formal lease agreement or monthly payment for utilization of this space of approximately 7,300 square feet; however, the Companies paid repair and maintenance costs which totaled $8,518 in 1995.

(6)  SUBSEQUENT EVENTS:

On February 27, 1996, the Companies merged with Republic Industries, Inc. ("Republic") pursuant to a merger agreement, whereby Republic acquired all of the outstanding capital stock of the Companies in exchange for 1,631,752 shares of Republic common stock. In connection with the merger, the Companies' shareholder contributed a building valued at $1,250,000 to the Companies. The building is utilized as office space for the Companies' principal operations. Rent expense on this building in 1995 totaled approximately $240,000.

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


To the Stockholders of
    Area Container Services, Inc., Incendere, Inc. and
    Smithton Sanitation Service, Inc.:

We have audited the accompanying combined balance sheet of Area Container Services, Inc., Incendere, Inc. and Smithton Sanitation Service, Inc. (collectively, the "Schaubach Companies") as of December 31, 1995, and the related combined statements of operations, stockholders' equity (deficit) and cash flows for the year then ended. These financial statements are the responsibility of the Schaubach Companies' management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Schaubach Companies as of December 31, 1995, and the results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles.


ARTHUR ANDERSEN LLP


Fort Lauderdale, Florida,
February 9, 1996
(Except with respect to the matter
   discussed in Note 11, as to which
   the date is February 29, 1996).

                            THE SCHAUBACH COMPANIES


                            COMBINED BALANCE SHEET
                            AS OF DECEMBER 31, 1995
                                (IN THOUSANDS)


                                                              ASSETS
                                                              ------
CURRENT ASSETS:
    Cash ....................................................................................       $    193
    Accounts receivable, less allowance for doubtful accounts of $615........................          2,348
    Due from affiliates......................................................................             26
    Inventories..............................................................................             99
    Prepaid expenses.........................................................................            178
                                                                                                    --------

         Total current assets................................................................          2,844

PROPERTY AND EQUIPMENT, net..................................................................          7,107
INTANGIBLE ASSETS, net.......................................................................            865
OTHER ASSETS.................................................................................             96
                                                                                                    --------

         Total assets........................................................................       $ 10,912
                                                                                                    ========

                                     LIABILITIES AND STOCKHOLDERS' DEFICIT
                                     -------------------------------------

CURRENT LIABILITIES:
    Accounts payable.........................................................................       $  1,969
    Short-term notes payable.................................................................            502
    Current portion of long-term debt........................................................          2,087
    Accrued liabilities......................................................................          1,965
    Deferred revenue.........................................................................            212

                                                                                                    --------

         Total current liabilities...........................................................          6,735


LONG-TERM DEBT, less current portion.........................................................          4,734
                                                                                                    --------

         Total liabilities...................................................................         11,469
                                                                                                    --------

COMMITMENTS AND CONTINGENCIES (Notes 4, 5, 6, 7 and 10)

STOCKHOLDERS' DEFICIT:
    Commmon stock ...........................................................................             13
    Additional paid-in capital...............................................................            120
    Accumulated deficit......................................................................           (690)
                                                                                                    --------

         Total stockholders' deficit.........................................................           (557)
                                                                                                    --------

         Total liabilities and stockholders' deficit.........................................       $ 10,912
                                                                                                    ========

            The accompanying notes to combined financial statements
                   are an integral part of this statement.

                           THE SCHAUBACH COMPANIES


                       COMBINED STATEMENT OF OPERATIONS
                     FOR THE YEAR ENDED DECEMBER 31, 1995
                                 (IN THOUSANDS)


REVENUE....................................................................................         $ 18,524

COST OF OPERATIONS.........................................................................           13,906
                                                                                                    --------

GROSS PROFIT...............................................................................            4,618

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES...............................................            4,434
                                                                                                    --------

INCOME FROM OPERATIONS.....................................................................              184

INTEREST EXPENSE...........................................................................             (487)

OTHER EXPENSE, net.........................................................................              (33)
                                                                                                    --------

NET LOSS...................................................................................         $   (336)
                                                                                                    ========

         The accompanying notes to combined financial statements are an integral part of this statement.

                            THE SCHAUBACH COMPANIES

             COMBINED STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)
                     FOR THE YEAR ENDED DECEMBER 31, 1995
                                (IN THOUSANDS)


                                                                                                  Retained
                                                                                Additional        Earnings
                                                                   Common         Paid-In       (Accumulated
                                                                   Stock          Capital         Deficit)
                                                                  -------       ----------        --------
BALANCE, beginning of year....................................     $ 13            $ 123           $ 2,160

    Net loss..................................................      -               -                 (336)

    Stockholder distributions.................................      -               -                 (669)

    Stock redemption (Note 10)................................      -                 (3)           (1,845)
                                                                   ----            -----           -------

BALANCE, end of year..........................................     $ 13            $ 120           $  (690)
                                                                   ====            =====           =======

         The accompanying notes to combined financial statements are an integral part of this statement.

                            THE SCHAUBACH COMPANIES


                       COMBINED STATEMENT OF CASH FLOWS
                     FOR THE YEAR ENDED DECEMBER 31, 1995
                                 (IN THOUSANDS)


CASH FLOWS FROM OPERATING ACTIVITIES:
   Net loss...................................................................................      $   (336)
   Adjustments to reconcile net loss to net cash provided by
     operating activities:
        Depreciation and amortization.........................................................         1,565
        Provision for doubtful accounts.......................................................           209
        Loss on sale of fixed assets..........................................................            36
        Loss from equity investments..........................................................            15
        Changes in assets and liabilities:
          Accounts receivable.................................................................          (997)
          Inventories.........................................................................            94
          Prepaid expenses....................................................................             3
          Accounts payable and accrued liabilities............................................         1,721
                                                                                                    --------

                 Net cash provided by operating activities....................................         2,310
                                                                                                    --------

NET ASSETS SPUN OFF INTO AWI (NOTE 10)........................................................           (87)
                                                                                                    --------

CASH FLOWS FROM INVESTING ACTIVITIES:
   Purchase of property and equipment.........................................................        (3,901)
   Proceeds from the sale of equipment........................................................            26
   Loans to affiliates and others.............................................................            (6)
   Purchase of intangibles and other assets...................................................          (342)
   Proceeds from the sale of equity securities................................................           130
                                                                                                    --------

                 Net cash used in investing activities........................................        (4,093)
                                                                                                    --------

CASH FLOWS FROM FINANCING ACTIVITIES:
   Repayments of notes payable from unrelated parties.........................................        (2,041)
   Proceeds of notes payable from unrelated parties...........................................         3,804
   Repayments of loans from stockholders and affiliates.......................................        (1,282)
   Proceeds of loans from stockholders and affiliates.........................................         1,482
   Distributions to stockholders..............................................................          (270)
                                                                                                    --------

                 Net cash provided by financing activities....................................         1,693
                                                                                                    --------

DECREASE IN CASH AND CASH EQUIVALENTS.........................................................          (177)

CASH AND CASH EQUIVALENTS, beginning of year..................................................           370
                                                                                                    --------

CASH AND CASH EQUIVALENTS, end of year........................................................      $    193
                                                                                                    ========

SUPPLEMENTAL DISCLOSURE OF CASH PAID FOR:
   Interest...................................................................................      $    466


            The accompanying notes to combined financial statements
                   are an integral part of this statement.

                           THE SCHAUBACH COMPANIES

                     NOTES TO COMBINED FINANCIAL STATEMENTS
                              DECEMBER 31, 1995


(1)  NATURE OF OPERATIONS:

Incendere, Inc. ("Incendere"), a Virginia Subchapter S corporation, was primarily engaged in the transportation and destruction of regulated medical waste until October 31, 1995 at which time the company reorganized its medical waste destruction business into a separate company. See Note 10.

Area Container Services, Inc. ("Area"), a Virginia Subchapter S corporation and Smithton Sanitation Service, Inc. ("Smithton") a North Carolina Subchapter S corporation, provide solid waste collection and recycling services to governmental, commercial, industrial and residential customers.

(2)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

      Principles of Combination-

The combined financial statements include the accounts of Area, Incendere and Smithton, (together, the "Schaubach Companies" or the "Companies", which are affiliated through common ownership. All material intercompany transactions between the Companies have been eliminated.

The accounts of Smithton have been combined on the basis of a fiscal year ended October 31, 1995.

      Revenue Recognition-

Collection services may be billed up to three months in advance. Revenue on such advance billings is deferred until services are performed. Such amounts are included in deferred revenue in the accompanying combined balance sheet.

      Inventories-

Inventories consist of boxes, containers and packaging supplies sold to the customers of Incendere in connection with medical waste disposal. These inventories are valued at the lower of cost (first-in, first-out method) or market.

      Property and Equipment-

The Companies provide for depreciation using the straight-line method over the following estimated useful lives:

             Vehicles.................................................    3-8 years
             Containers...............................................    5-10 years
             Furniture, fixtures and equipment........................    2-15 years
             Buildings and leasehold improvements.....................    2-20 years

Maintenance and repairs are charged to expense when incurred. Additions and major renewals are capitalized.

Depreciation and amortization expense for property and equipment for the year was $1,478,000.

                           THE SCHAUBACH COMPANIES
              NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)


      Intangible Assets-

Intangible assets consist of the cost of purchased businesses in excess of the market value of net assets acquired (goodwill), the costs of certain contracts and royalty agreements obtained as part of businesses acquired, and noncompete and consulting agreements obtained from former owners and management of businesses acquired.

Intangible assets are amortized using the straight-line method over their estimated useful lives and are comprised of the following (in thousands):

                                                          Useful Lives         Cost
   Goodwill............................................     40 years          $   351
   Contracts...........................................     10 years              105
   Royalty agreements..................................      2 years               67
   Noncompete and consulting agreements................   1-10 years              547
                                                                              -------

                                                                                1,070
   Less accumulated amortization                                                 (205)
                                                                              -------

                                                                              $   865
                                                                              =======

The Companies continually evaluate whether events and circumstances have occurred that may warrant revision of the estimated useful life of intangible assets or whether the remaining balance of intangible assets should be evaluated for possible impairment.

Amortization expense for intangible assets in the combined statement of operations was approximately $87,000.

      Accrued Liabilities-

The Companies accrue estimated insurance claims for the self-funded portion of their health and dental insurance plans. Insurance claim reserves of $57,800 are included in accrued liabilities.

The Companies accrue environmental and transfer station renovation and closure costs to be incurred due to local zoning law changes, for required transfer station monitoring and maintenance costs and for final closure costs of transfer station sites. The Company estimates its future cost requirements based on its interpretation of the local zoning laws and of the technical standards of the United States Environmental Protection Agency's regulations. These estimates do not take into account discounts for the present value of such total estimated costs. Environmental reserves of $300,000 are included in accrued liabilities.

                           THE SCHAUBACH COMPANIES

The Companies accrue dividends to shareholders based on shareholder agreements which provide for the distribution of dividends in an amount sufficient to cover personal federal and state income taxes resulting from the pass through of corporate taxable income. Unpaid declared dividends of $550,000 are included in accrued liabilities.

      Income Taxes-

The Companies have elected S-corporation status for income tax reporting purposes. Therefore, net income and the related differences that arise in the recording of income and expense items for financial reporting and income tax reporting purposes are included in the individual tax returns of the stockholders of the Companies. Therefore no provision or liability for federal and state income taxes has been included in the combined financial statements.

Upon closing of the merger transactions described in Note 11, the Companies will no longer be eligible for S-corporation status. At that time, deferred income taxes will be recorded in accordance with SFAS No. 109.

(3)  PROPERTY AND EQUIPMENT:

A summary of property and equipment is shown below (in thousands):

      Land...............................................................................     $    74
      Buildings and leasehold improvements...............................................         553
      Automotive equipment...............................................................       5,944
      Containers.........................................................................       2,858
      Furniture and fixtures.............................................................         340
      Machinery and equipment............................................................       1,581
                                                                                              -------

                                                                                               11,350
              Less accumulated depreciation and amortization.............................      (4,243)
                                                                                              -------

                                                                                              $ 7,107
                                                                                              =======

                           THE SCHAUBACH COMPANIES

(4)  LONG-TERM DEBT:

Long-term debt consists of the following (in thousands):

   Notes payable to banks, variable and fixed interest rates, variable interest rates adjust based on fluctuations in the banks' prime lending rate (8.75% at December 31, 1995), fixed interest rates ranging from 7.24% to 13% due 1996-2001, collateralized substantially by property and equipment and other assets, and the personal guarantees
     of stockholders..........................................................................       $ 4,590

   Notes payable to a former stockholder of Smithton payable  monthly with interest rates of
     7.43% and  8%, due 1996-2005.  Collateralized by the outstanding shares of Smithton and limited guarantee of the stockholders of Smithton........................................
                                                                                                         545

   Covenant not to compete agreement payable  to a former stockholder of Smithton, unsecured and non-interest bearing agreement due 1996-2005.........................................
                                                                                                         398

   Notes  payable to stockholders, unsecured, non-interest bearing and interest bearing with
     interest rates of 8.25% and 9.00% .......................................................           797

   Notes  and   loans  payable  to  companies  affiliated  by  the  common  ownership  of  a stockholder, unsecured, non-interest  bearing and interest bearing  with interest rates of prime (8.75% at December 31, 1995) plus 1% and 8.5% .......................................
                                                                                                         491
                                                                                                     -------

                                                                                                       6,821
   Less current portion of long-term debt.....................................................        (2,087)
                                                                                                     -------

                                                                                                     $ 4,734
                                                                                                     =======

The Companies have two commercial borrowing notes with a bank. The notes are due on demand, with interest payable monthly at the bank's prime rate (8.75% at December 31, 1995) on one note and at the bank's prime rate plus .25% on the other. Total borrowings on these notes amounted to $434,000 at December 31, 1995 with $800,000 still available to the Companies. The Companies also have a $100,000 working capital line of credit, of which approximately $68,000 was outstanding at December 31, 1995. Interest is at prime (8.75% at December 31,
1995) plus 1%. The weighted average interest rate on the above amounts was 8.87% at December 31, 1995. The notes are collateralized by accounts receivable and various equipment.

                           THE SCHAUBACH COMPANIES

In January, 1996, Area obtained an additional one year line of credit totaling $750,000 of which the company borrowed $566,000.

Future debt principal payments in the aggregate are approximately as follows as of December 31, 1995 (in thousands):

                 1996.......................................    $2,087
                 1997.......................................     1,307
                 1998.......................................     1,128
                 1999.......................................       867
                 2000.......................................       776
                 Thereafter.................................       656
                                                               -------

                                                                $6,821
                                                                ======

(5)  RELATED PARTY TRANSACTIONS:

The Companies lease various office, garage and shop space and land for a transfer station from a stockholder and a limited partnership principally owned by the stockholder. The operating leases expire at various dates through January 1997 and provide for monthly rentals of approximately $30,000.

During the year, there were funds advanced to and received from a stockholder and affiliated companies owned principally by the stockholder. At December 31, 1995, there were notes payable to such stockholder and his affiliated companies totaling $1,288,000 (see Note 4).

The Companies have utilized the personal guarantee of a stockholder as additional collateral on a significant portion of their debt (see Note 4).

The Companies have utilized the management services of an affiliated company owned principally by a stockholder of the Companies. Total expense incurred during the year presented in the accompanying combined financial statements was $31,700 of which $16,200 was payable at the balance sheet date.

(6)  LEASES:

In addition to the related party leases discussed above, the Companies lease corporate office space and various local residential refuse convenience drop-off centers at approximately $22,250 per month. The approximate future minimum lease payments (including related party leases and the lease renewal described above) are as follows (in thousands):

                 1996.......................................     $ 171
                 1997.......................................        96
                 1998.......................................        74
                 1999.......................................        17
                 2000.......................................         -
                 Thereafter.................................         -
                                                                 -----
                                                                 $ 358
                                                                 =====


                           THE SCHAUBACH COMPANIES

(7)  COMMITMENTS AND CONTINGENCIES:

The Companies provide commercial, industrial and residential waste collection and recycling services under terms of contracts or franchise agreements with several governmental agencies (municipalities and counties). Among other things, these contracts and agreements specify the terms and conditions of performance, rates, geographical boundaries and types of services to be provided. The contracts and agreements expire at various times through 1998 and, in most cases, must be competitively bid for renewal.

The Companies have adopted a maximum premium group health insurance plan. The plan calls for the Companies to pay approximately $120 per employee each month to a third party administrator. This payment is used to purchase stop loss health insurance coverage for employees participating in the plan. The stop loss provision on the plan is $20,000, per individual, per year. Reserves are estimated for both reported and unreported claims using the past years' claims experience of the Companies. Revisions to estimated reserves are recorded in the period in which they become known. The estimated reserve of $107,000 represents management's best estimate, and management's opinion is that any future adjustments to estimated reserves will not have a material impact on the combined financial statements.

In the normal course of business, the Companies have letters of credit and performance and surety bonds which are not reflected in the accompanying combined balance sheets. The aggregate value of these off balance sheet financial instruments totaled approximately $185,000 at December 31, 1995. The Companies' management believes that the likelihood of performance under these financial instruments is minimal and expects no material losses to occur in connection with these financial instruments.

The Companies are involved in certain legal actions and claims arising in the ordinary course of business. Based on advice of legal counsel, it is the opinion of management that such litigation and claims will be resolved without material effect on the Companies' combined financial position.

                           THE SCHAUBACH COMPANIES

(8)  401(k) SAVINGS PLAN:

Employees of the Companies may participate in a 401(k) savings plan, whereby the employees may elect to make contributions pursuant to a salary reduction agreement upon meeting certain age and length-of-service requirements. The Companies provide an employer matching contribution as defined by the plan. Contributions by the Companies and plan expenses totaled $115,000 for the year.


(9)  STOCKHOLDERS' EQUITY:
Common stock consists of the following authorized, issued and outstanding shares as of December 31, 1995:

                                                                                                        Additional
                                                                        Shares           Common          Paid-In
                                                       Shares         Issued and          Stock          Capital
                                                     Authorized       Outstanding     (In thousands)  (In thousands)
                                                     ----------       -----------     --------------    ----------
      Area........................................      1,000              500          $     13         $     114
      Incendere-Voting............................      5,000               10                 -                 -
      Incendere-Nonvoting.........................     50,000              100                 -                 6
      Smithton....................................    100,000              100                 -                 -
                                                                                        --------         ---------

                                                                                        $     13         $     120
                                                                                        ========         =========

(10)  REORGANIZATION:

In July 1995, the shareholders of Incendere agreed to reorganize into two separate companies: A medical and infectious waste destruction and incineration company and a medical and infectious waste collection and transport company. In accordance with the Agreement and Plan of Reorganization and Corporate Separation dated September 26, 1995 (the "Reorganization Plan") effective October 31, 1995, Incendere contributed certain assets and liabilities specified in the Reorganization Plan to American Waste Industries, Inc. ("AWI"), a newly formed subsidiary, in exchange for the capital stock of AWI. Simultaneously, Incendere redeemed 10 shares of voting common stock and 100 shares of nonvoting common stock owned by a former shareholder of Incendere in exchange for the capital stock of AWI. The Reorganization Plan also specified that certain assets and liabilities be retained by Incendere and that the

                           THE SCHAUBACH COMPANIES
remaining assets and liabilities be classified as unallocated and liquidated by Incendere. As required by the Reorganization Plan, the net proceeds collected by Incendere on the unallocated assets were used to pay unallocated liabilities, $100,000 to AWI and $100,000 to Incendere. The remaining proceeds are to be used for an "Equalization Payment", as defined, to Incendere such that the book value of net assets retained by Incendere equals the book value of net assets transferred to AWI less $75,000, which was paid to AWI at closing. Any excess proceeds would then be divided equally between Incendere and AWI. Any future equalization payment is not expected to have a material effect on the combined financial statements.

Additionally, Incendere entered into a medical waste incineration agreement dated November 8, 1995 with AWI whereby minimum weekly payments of $25,315, $20,712 and $13,808 are required for contract years ending through 2005, 2006 and 2007, respectively. For the year ended December 31, 1995, incineration expense incurred under the medical waste incineration agreement totaled $382,000. Incendere also entered into an agreement with the former chief operating officer for the payment of $5,000 per month for 60 months for prior and future consulting services. The total $300,000 payable under the agreement was recorded as an expense of the current year as the value of future services to be provided under this agreement are not expected to be significant. Incendere has entered into a ten year noncompete agreement.

(11)  SUBSEQUENT EVENT:

On February 15, 1996, the Companies entered into reorganization agreements with Republic Industries, Inc. ("Republic") whereby Republic would acquire all of the outstanding capital stock of the Companies for approximately 1.3 million shares of Republic common stock. The mergers were consummated on February 29, 1996.

       UNAUDITED CONDENSED CONSOLIDATED PRO FORMA FINANCIAL STATEMENTS

               REPUBLIC INDUSTRIES, INC. AND SUBSIDIARIES AND
    HUDSON MANAGEMENT CORPORATION AND SUBSIDIARIES AND ENVIROCYCLE, INC.


The following unaudited condensed consolidated pro forma financial statements include the supplemental consolidated financial statements of Republic Industries, Inc. and subsidiaries (the "Company") which include the
results of   operations of the following entities:  United Waste Service, Inc.
("United") and Southland Environmental Services, Inc. ("Southland"), with which the Company merged in October 1995; J.C. Duncan Company, Inc. ("Duncan"), Garbage Disposal Service, Inc. ("GDS"), Fennell Container Company, Inc. ("Fennell") and Scott Security Systems and affiliates ("Scott"), with which the Company merged in November 1995; and The Denver Fire Reporter & Protective Co. and Affiliate ("Denver") and Incendere, Inc. and Affiliates ("Incendere"), with which the Company merged in February 1996. These transactions have been accounted for under the pooling of interests method of accounting and, accordingly, the Company's supplemental consolidated financial statements have been retroactively adjusted as if the Company and United, Southland, Duncan, GDS, Fennell, Scott, Denver and Incendere had operated as one entity since inception.

The following unaudited condensed consolidated pro forma statements of operations for the nine months ended September 30, 1995 and the year ended December 31, 1994 present the pro forma results of continuing operations of the Company as if the acquisition of Hudson Management Corporation and subsidiaries and Envirocycle, Inc. (together, "HMC") had been consummated at the beginning of the periods presented. The statements of operations also contain proforma adjustments related to a series of equity transactions involving the sale of common stock and warrants (the "Equity Transactions") as if the Equity Transactions had occurred at the beginning of the periods presented. These unaudited pro forma condensed consolidated financial statements should be read in conjunction with the respective historical and supplemental consolidated financial statements and notes thereto of the Company, HMC, United, Southland, Duncan, GDS, Fennell, Scott, Denver and Incendere.

The unaudited pro forma income from continuing operations per common and common equivalent share is based on the combined weighted average number of common shares and common share equivalents outstanding which include, where appropriate, the assumed exercise or conversion of warrants and options.
Unless otherwise presented, the difference between primary and fully diluted earnings per share is not significant. In computing the unaudited pro forma income from continuing operations per common and common equivalent share, the Company utilizes the modified treasury stock method. When using the modified treasury stock method, the proceeds from the assumed exercise of all warrants and options are assumed to be applied to first purchase 20% of the outstanding common stock, then to reduce outstanding indebtedness and the remaining proceeds are assumed to be invested in U.S. government securities or commercial paper. The increase to income from continuing operations, net of tax, from such interest savings and interest income was $0 for the nine months ended September 30, 1995 and approximately $1,442,000 for the year ended December 31, 1994.

The unaudited condensed consolidated pro forma financial statements were prepared utilizing the accounting policies of the respective entities as outlined in their historical financial statements except as described in the accompanying notes. The acquisition of HMC was accounted for under the purchase method of accounting. Accordingly, the unaudited condensed consolidated pro forma financial statements reflect the Company's preliminary allocation of purchase price of HMC which will be subject to further adjustments as the Company finalizes the allocation of the purchase price in accordance with generally accepted accounting principles. The unaudited pro forma condensed consolidated results of operations do not necessarily reflect actual results which would have occurred if the acquisition or Equity Transactions had taken place on the assumed dates, nor are they necessarily indicative of the results of future combined operations.

                REPUBLIC INDUSTRIES, INC. AND SUBSIDIARIES AND
     HUDSON MANAGEMENT CORPORATION AND SUBSIDIARIES AND ENVIROCYCLE, INC.

      UNAUDITED CONDENSED CONSOLIDATED PRO FORMA STATEMENT OF OPERATIONS
                 FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1995

                    (In thousands, except per share data)

                                                                                        PRO FORMA
                                                                                       ADJUSTMENTS
                                                 THE                              ---------------------
                                               COMPANY      HMC       COMBINED      DR.           CR.        PRO FORMA
                                               --------   -------     --------    -------       -------      ---------
Revenue. . . . . . . . . . . . . . . . . . .  $ 210,679   $33,201     $243,880                               $243,880

Expenses:
   Cost of operations. . . . . . . . . . . .    140,152    21,772      161,924   $1,004(a)     $  289(b)      162,639
   Selling, general and
     administrative. . . . . . . . . . . . .     46,951     9,298       56,249                    447(c)       55,802
Other (income) expense:
   Interest and other income . . . . . . . .     (2,745)        -       (2,745)                                (2,745)
   Interest expense. . . . . . . . . . . . .      4,261       489        4,750                  4,750(d)            -
                                              ---------   -------     --------   ------        ------        --------
                                                188,619    31,559      220,178    1,004         5,486         215,696
                                              ---------   -------     --------   ------        ------        --------

Income from continuing operations
   before income taxes . . . . . . . . . . .     22,060     1,642       23,702    1,004         5,486          28,184
Income tax provision . . . . . . . . . . . .      6,985       657        7,642    1,670(e)                      9,312
                                              ---------   -------     --------   ------        ------        --------
Income from continuing operations. . . . . .  $  15,075   $   985     $ 16,060   $2,674        $5,486        $ 18,872
                                              =========   =======     ========   ======        ======        ========

Primary:
   Earnings per share from continuing
     operations. . . . . . . . . . . . . . .  $    0.27                                                      $   0.24
                                              =========                                                      ========
   Weighted average common and common
     equivalent shares outstanding . . . . .     55,852                                                        79,097
                                              =========                                                      ========

Fully Diluted:
   Earnings per share from continuing
     operations. . . . . . . . . . . . . . .  $    0.26                                                      $   0.22
                                              =========                                                      ========

   Weighted average common and common
     equivalent shares outstanding . . . . .     57,824                                                        84,013
                                              =========                                                      ========


                REPUBLIC INDUSTRIES, INC. AND SUBSIDIARIES AND
     HUDSON MANAGEMENT CORPORATION AND SUBSIDIARIES AND ENVIROCYCLE, INC.

      UNAUDITED CONDENSED CONSOLIDATED PRO FORMA STATEMENT OF OPERATIONS
                     FOR THE YEAR ENDED DECEMBER 31, 1994

                     (In thousands, except per share data)

                                                                                        PRO FORMA
                                                                                       ADJUSTMENTS
                                                 THE                              ---------------------
                                               COMPANY      HMC       COMBINED      DR.           CR.        PRO FORMA
                                               --------   -------     --------    -------       -------      ---------
Revenue. . . . . . . . . . . . . . . . . . .  $ 218,173   $48,003     $266,176   $            $              $266,176

Expenses:
   Cost of operations. . . . . . . . . . . .    143,375    35,048      178,423     1,722(a)       494(b)      179,651
   Selling, general and
     administrative. . . . . . . . . . . . .     49,245     9,444       58,689                  1,787(c)       56,902
Other (income) expense:
   Interest and other income . . . . . . . .     (1,081)        -       (1,081)                                (1,081)
   Interest expense. . . . . . . . . . . . .      4,487       505        4,992                  4,992(d)           --
                                              ---------   -------     --------   -------       ------        --------
                                              $ 196,026   $44,997     $241,023   $ 1,722       $7,273        $235,472
                                              ---------   -------     --------   -------       ------        --------

Income from continuing operations
   before income taxes . . . . . . . . . . .     22,147     3,006       25,153     1,722        7,273          30,704
Income tax provision . . . . . . . . . . . .      3,839     1,269        5,108     1,983(e)                     7,091
                                              ---------   -------     --------   -------       ------        --------
Income from continuing operations. . . . . .  $  18,308   $ 1,737     $ 20,045   $ 3,705       $7,273        $ 23,613
                                              =========   =======     ========   =======       ======        ========

Earnings per share from continuing
   operations. . . . . . . . . . . . . . . .  $    0.38                                                      $   0.35
                                              =========                                                      ========
Weighted average common and common
   equivalent shares outstanding . . . . . .     48,460                                                        71,368
                                              =========                                                      ========

    The accompanying notes are an integral part of this pro forma financial statement.

                          REPUBLIC INDUSTRIES, INC.


   NOTES TO UNAUDITED CONDENSED CONSOLIDATED PRO FORMA FINANCIAL STATEMENTS


(a) Represents a net adjustment related to the elimination of the historical amorization of intangible assets and the recording of amortization, on a straight-line basis, on the intangible assets resulting from the preliminary purchase price allocation of HMC. Intangible assets resulting from the purchase of HMC are being amortized over a 40 year life which approximates the estimated useful life.

(b) Represents a reduction to depreciation expense resulting from the revision of estimated lives of acquired property and equipment of HMC to conform with the Company's policies.

(c) Represents the contractual reduction of salary and benefits of the sellers of HMC.

(d) Represents the assumed interest savings on the payoff of all existing indebtedness of the Company and HMC with the proceeds from the Equity Transactions.

(e) Represents the incremental change in the combined entity's provision for income taxes as a result of the pre-tax earnings of HMC and all pro forma adjustments as described above.

                                   SIGNATURES


         Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   REPUBLIC INDUSTRIES, INC.




                                   By:   /s/ Gregory K. Fairbanks
                                      --------------------------------------
                                         Gregory K. Fairbanks
                                         Executive Vice President
                                         and Chief Financial Officer


Date: March 15, 1996
      --------------

                           REPUBLIC INDUSTRIES, INC.

                                 EXHIBIT INDEX


     Number and                                                 Sequential
Description of Exhibit                                          Page Number
----------------------                                          -----------

         1.      None

         2.      None

         4.      None

         16.     None

         17.     None

         21.     None

         23.     Consent of Arthur Andersen LLP

         24.     None

         27.     None

         99.     Supplemental Consolidated Financial Statements